                                                                      Exhibit 15

                Independent Accountants' Acknowledgement Letter

To the Shareholders and Board of Directors of Excelsior Private Equity Fund II, Inc.

We are aware of the use of our report dated June 11, 2003 relating to the unaudited interim financial statements and financial highlights of Excelsior Private Equity Fund II, Inc. which are included in this Form 10-Q (No. 000-22277) for the quarter ended April 30, 2003.

                                              ERNST & YOUNG LLP

Boston, Massachusetts
June 12, 2003

                                       22